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                                                                    EXHIBIT 99.2


                             FIDRA STOCK OPTION PLAN


General Nature and Purpose

     The Fidra Stock Option Plan provides for the granting of nonstatutory options in connection with the acquisition (the "Acquisition") by Quiksilver, Inc. (the "Company") of the "Fidra" trademark and the establishment of Fidra, Inc., the Company's wholly-owned golf apparel subsidiary ("Fidra"). No shareholder approval was sought or received with respect to this Plan.

Securities Subject to the Plan

     The aggregate number of shares of the Company's Common Stock which may be issued upon exercise of options granted under the Plan will not exceed 100,000. There are no remaining shares available for grant under the Plan. The Plan provides for appropriate adjustment in the number and/or kind of shares subject to options previously granted in the event of a stock split, stock dividend, reorganization or other change in the capitalization of the Company.

Eligibility to Receive Options Under the Plan

     Only designated employees of Fidra received options under the Plan.

Administration and Duration of the Plan

     The Plan is and will be administered by the Board of Directors (the "Board"); provided, however, that the Board may delegate administration to a Committee composed of not less than two directors appointed by the Board. The Board has full power to interpret the Plan and the options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Members of the Board of Directors are elected at each annual meeting of stockholders for one year and hold office until their successors are elected and qualified.

     The Company's Board of Directors has the power to amend the Plan at any time, although no amendment may alter or impair any rights or obligations under a previously issued option without the consent of the holder of the option (except for adjustments resulting from stock splits, recapitalization, etc.). Stockholder approval of the Plan is not required. The Plan expires on August 1, 2010.

Terms of Options

     For purposes of the Plan, fair market value of a share of the Company's Common Stock on any date is considered to be (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading on the date of grant, (ii) if the Common Stock is not traded on an exchange, (a) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or
(b) the mean between the closing representative bid and asked prices, for the stock on the date of grant as reported by the National Association of Securities Dealers, Inc. through NASDAQ or a successor quotation system, (iii) if the Common Stock is not traded on an exchange and prices are not provided through NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on the date of grant as determined in good faith by the Board, or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Board acting in good faith for purposes of granting options under the Plan.


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     Options granted pursuant to the Plan become exercisable immediately with respect to one-third of the number of shares covered by such options on August 1, with an additional one-third to become exercisable on August 1, 2002, and the final third on August 1, 2003; so that such options shall be fully exercisable beginning on August 1, 2003. All options granted pursuant to the Plan shall expire ten years after the date of grant.

     Under the Plan, the right to exercise any option generally expires three months after an optionee's termination of employment; provided, however, that the option shall expire immediately if the optionee's termination is for misconduct or for making any unauthorized use or disclosure of confidential information or trade secrets of the Company. If the optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) while employed by or consulting for the Company, any outstanding option will generally expire one year from the date of the optionee's death or termination due to the disability.

     Options may be exercised by a written notice of exercise signed by the optionee or other person then entitled to exercise such option or portion and delivered to the Company's President, Chief Financial Officer or Secretary or his office. Common Stock purchased upon the exercise of options may be paid for by the option holder either (i) in cash or cash equivalents, (ii) with the consent of the Committee, with shares of the Company's Common Stock held by the option holder for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes valued at fair market value on the date of delivery equal to the aggregate purchase price of the shares with respect to which the option or portion is thereby exercised, (iii) with the consent of the Committee, any combination of the consideration described in the foregoing clauses (i) and (ii), (iv) with the consent of the Committee, through a broker-dealer sale and remittance procedure or (v) any other legal consideration that may be acceptable to the Committee.

     Upon the occurrence of certain transactions such as a merger, consolidation, acquisition, liquidation or dissolution of the Company, any outstanding options terminate unless (i) a written provision is made in connection with such transaction for the assumption of the options, or the substitution of the options with new options covering the securities of the successor corporation, with appropriate adjustment in the number, type and exercise price of such securities, in which event the related options shall continue or be replaced, as the case may be, or (ii) the Committee provides in writing for adjustments it deems appropriate in the terms and conditions of the options, including the acceleration of vesting and/or providing for the cancellation of options and their automatic conversion into the right to receive the securities or other properties which a holder of the shares into which such options are convertible would have been entitled to receive upon such transaction. If the options terminate by reason of the occurrence of such transaction without provision for any of the action(s) described in (i) or (ii) above, then any optionee holding an outstanding option shall have the right, at such time and prior to the consummation of the transaction as the Committee shall designate, to exercise his or her options to the full extent not previously exercised, including any portion which has not yet become exercisable.

     Each option is further subject to the restriction that no shares will be issued or delivered upon exercise of an option unless and until there has been compliance with all applicable requirements of the Securities Act of 1933, as amended, and any other requirement of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations or approvals necessary for the lawful issuance and sale of any shares under the Plan on terms deemed reasonable by the Committee shall relive the Company, the Board, and any Committee thereof of any liability in respect to the non-issuance or sale of such shares as to which such requisite permits, authorizations or approvals shall not have been obtained.

     Other than the option agreements executed in connection with each option granted, optionees are not provided with any periodic or other report concerning the status of their individual options. However, the Company will supply information in response to inquiries.

Adjustments in Outstanding Options

     If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon authorization by the Committee an appropriate and proportionate adjustment shall be made in the number or kind of shares, and the per share option


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price thereof, which may be issued in the aggregate and to any individual optionees under the Plan upon exercise of options; provided, however, that no such adjustment need be made if such adjustment may result in the receipt of federal taxable income to the holders of options or the holders of other securities of the Company.

Rights as a Stockholder

     No option holder will have any rights as a stockholder as to shares covered by an option until certificates representing such shares are issued and delivered to the option holder.

Options Not Transferable

     No option shall be transferable otherwise than by will or the laws of descent and distribution, and an option shall be exercisable during the option holder's lifetime only by the option holder.

Restrictions on Resale

     The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an option as it deems appropriate. The Committee may require any officer or other option holder to give the Company prompt notice of any disposition of shares of stock acquired by exercise of an incentive stock option within two years from the date of the grant of such option or one year after the transfer of such shares to such option holder. In addition, employees and officers who are "affiliates" of the Company within the meaning of the rules and regulations under the Securities Act may not offer or sell the shares of Common Stock they acquire upon exercise of options unless such offers and sales are made pursuant to an effective Registration Statement under the Securities Act (including the Registration Statement on Form S-8 to which this Prospectus relates, if a prospectus on Form S-3 or any successor form has been filed, is current and effective and includes the shares to be sold) or pursuant to an appropriate exemption from the registration requirements of the Securities Act or, if available to the selling stockholder, within the limitations and subject to conditions set forth in Rule 144 promulgated under the Securities Act. Upon such offers and sales, any of such persons may be deemed to be an "underwriter" as that term is defined in
Section 2(11) of the Securities Act. Persons through whom any of such persons may sell may also be deemed to be underwriters.

ERISA

     The Plan is not an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").


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